As filed with the Securities and Exchange Commission on June 15, 2022

Registration No. 333-265516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rigetti Computing, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0950636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

775 Heinz Avenue Berkeley, CA	94710
(Address of Principal Executive Offices)	(Zip Code)

Rigetti Computing, Inc. 2022 Equity Incentive Plan

Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan

Rigetti & Co, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Rick Danis

General Counsel

Rigetti Computing, Inc.

775 Heinz Avenue

Berkeley, CA 94710

(Name and address of agent for service)

(510) 210-5550

(Telephone number, including area code, of agent for service)

Copies to:

Rupa Briggs

Sarah Sellers

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-265516), filed on June 10, 2022 (the “Original Registration Statement”), is being filed in accordance with General Instruction C.3(a) to Form S-8 to add “control securities” acquired by certain executive officers under, and since the filing of, the Original Registration Statement to the reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. As a filing fee was paid in connection with the registration of these “control securities” as subsequently issued by Rigetti Computing, Inc. (the “Registrant”) under the Original Registration Statement, no additional registration fee is required to add these securities to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act of 1933, as amended (the “Securities Act”).

The Reoffer Prospectus may be used for reoffers and resales of shares of our common stock, $0.0001 par value per share (“Common Stock”), of the Registrant on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current and former employees, directors, officers, consultants, and/or advisors of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus have been issued upon the granting of equity incentive awards pursuant to the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) made prior to the filing of this Post-Effective Amendment No., and does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Up to 75,000 Shares of Common Stock

Offered by the Selling Securityholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling securityholders named in this Reoffer Prospectus (collectively, the “Selling Securityholders”) each of whom is an executive officer of the Company and is deemed to be our “affiliate,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), for their own accounts, of up to 75,000 shares of our common stock, par value $0.0001 per share (“Common Stock”). We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders made hereunder. The shares of Common Stock held by each Selling Securityholder were or will be acquired by such Selling Securityholder pursuant to the Rigetti Computing, Inc. 2022 Equity Incentive Plan.

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page [9] for more information about how the Selling Securityholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

We are an “emerging growth company” as defined in Section2(a) of the Securities Act, and are subject to reduced public company reporting requirements. This Reoffer Prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Public Warrants (as defined below) are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “RGTI” and “RGTIW,” respectively. On June 14, 2022, the closing price of our Common Stock was $4.32 and the closing price for our Public Warrants was $0.83.

The amount of securities to be offered or resold under this Reoffer Prospectus by the Selling Stockholders or other person with whom such Selling Stockholders are acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

See the section entitled “Risk Factors” beginning on page 6 of this Reoffer Prospectus to read about factors you should consider before buying our securities.

If any Selling Securityholder utilizes a broker-dealer in the sale or distribution of the Common Stock, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Securityholder or commissions from purchasers of the Common Stock for whom they may act as agent or to whom they may sell as principal. The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, such Selling Securityholder and any broker-dealers or agents that participate with such Selling Securityholder in the distribution of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

You should rely only on the information provided in this Reoffer Prospectus, as well as the information incorporated by reference into this Reoffer Prospectus and any applicable prospectus supplement. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2022

You should rely only on the information provided in this Reoffer Prospectus, as well as the information incorporated by reference into this Reoffer Prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this Reoffer Prospectus and the documents incorporated by reference into this Reoffer Prospectus, our business, financial condition, results of operations and prospects may have changed.

i

SELECTED DEFINITIONS

Unless otherwise stated in this Reoffer Prospectus or the context otherwise requires, references to:

•	“2022 Plan” are to the Rigetti Computing, Inc. 2022 Equity Incentive Plan;

•	“Business Combination” are to the Domestication, the Merger and other transactions contemplated by the Merger Agreement, collectively, including the PIPE Financing;

•	“Closing” are to the closing of the Business Combination;

•	“Closing Date” are to March 2, 2022, the date on which the Closing occurred;

•	“Common Stock” are to shares of common stock, par value $0.0001 per share, of Rigetti Computing, Inc.;

•

“Domestication” are to the transfer by way of continuation and deregistration of Supernova from the Cayman Islands and the continuation and domestication of Supernova as a corporation incorporated in the State of Delaware which was effectuated on March 1, 2022;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“initial public offering” or “IPO” are to Supernova’s initial public offering that was consummated on March 4, 2021;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•

“Legacy Rigetti” are to Rigetti Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries since the consummation of the Rigetti Holding Company Reorganization on October 5, 2021 and prior to the consummation of the Business Combination, and to Rigetti & Co, Inc. and its consolidated subsidiaries prior to the consummation of the Rigetti Holding Company Reorganization on October 5, 2021;

•

“Merger Agreement” are to that certain Merger Agreement, dated October 6, 2021, by and among Supernova, Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc., and as amended on December 23, 2021 and further amended on January 10, 2022;

•	“Nasdaq” are to The Nasdaq Capital Market;

•

“PIPE Financing” are to the transactions consummated in connection with Closing pursuant to the Subscription Agreements, in which the PIPE Investors collectively subscribed for an aggregate of 14,641,244 shares of common stock for an aggregate purchase price of $147,510,000;

•

“public warrants” are to the redeemable warrants (including those that underlie the Supernova units) that were offered and sold by Supernova in its IPO or the redeemable warrants of Rigetti issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

•

“Rigetti Holding Company Reorganization” means the holding company reorganization pursuant to which (i) Rigetti & Co, Inc. established Rigetti Holdings, Inc. and Rigetti Intermediate Merger Sub Inc., each as wholly owned subsidiaries of Rigetti & Co, Inc., (ii) on October 5, 2021, pursuant to an Agreement and Plan of Merger (the “Holding Company Merger Agreement”) by and among Rigetti & Co, Inc., Rigetti Holdings, Inc. and Rigetti Intermediate Merger Sub, Inc., dated as of October 5, 2021, Rigetti Intermediate Merger Sub, Inc. merged with and into Rigetti & Co, Inc., with Rigetti & Co, Inc. surviving such merger as a wholly owned subsidiary of Rigetti Holdings, Inc., with all of the outstanding equity securities of Rigetti & Co, Inc. exchanged for identical equity securities of Rigetti Holdings, Inc. and (iii) on October 6, 2021, Rigetti & Co, Inc. was converted into a Delaware limited liability company and continues as “Rigetti & Co, LLC”;

•	“SEC” are to the Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•

“Supernova Class A ordinary shares” are to the Class A ordinary shares, par value $0.0001 per share, of Supernova, which were automatically converted, on a one-for-one basis, into shares of Rigetti common stock in connection with the Domestication;

•

“Supernova Class B ordinary shares” are to the Class B ordinary shares, par value $0.0001 per share, of Supernova which automatically converted in connection with the Domestication on a one-for-one basis, into shares of Rigetti common stock;

•	“Subscription Agreements” are to the subscription agreements, entered into by Supernova and each of the PIPE Investors in connection with the PIPE Financing;

•	“Supernova” are to Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company, prior to the consummation of the Business Combination;

•	“warrant agreement” are to the Warrant Agreement, dated March 1, 2021, between Supernova and American Stock Transfer & Trust Company, as warrant agent; and

•	“warrants” are to the public warrants and the private placement warrants.

Additionally, unless the context otherwise requires, references in this Reoffer Prospectus to the “Company,” “we,” “us” or “our” refer to the business of Legacy Rigetti, which became the business of Rigetti Computing, Inc. and its subsidiaries following the Closing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are not guarantees of performance. We have based these forward-looking statements on our current expectations and projections about future events. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “could,” “will,” “would” or the negative of such terms or other similar expressions.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Reoffer Prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this Reoffer Prospectus may include, for example, statements about:

•	our ability to achieve milestones, technological advancements, including with respect to executing on our technology roadmap and developing practical applications;

•

the potential of quantum computing and estimated market size and market growth including with respect to our long-term business strategy for quantum computing as a service (“Quantum Computing as a Service,” or “QCaaS”);

•	the success of our partnerships and collaborations;

•	our ability to accelerate our development of multiple generations of quantum processors;

•	customer concentration and the risk that a significant portion of our revenue currently depends on contracts with the public sector;

•	the outcome of any legal proceedings that may be instituted against us or others with respect to the Business Combination or other matters;

•	our ability to execute on our business strategy, including monetization of our products;

•	our financial performance, growth rate and market opportunity;

•	our ability to maintain the listing of our common stock and public warrants on the Nasdaq Capital Market (“Nasdaq”), and the potential liquidity and trading of such securities;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	costs related to the Business Combination and operating as a public company;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors;

•	our estimates of expenses and profitability;

•	the evolution of the markets in which we compete;

•	our ability to implement our strategic initiatives, expansion plans and continue to innovate our existing services;

•	the expected use of proceeds of the Business Combination;

•	the sufficiency of our cash resources and our ability to raise additional capital;

•

unfavorable conditions in our industry, the global economy or global supply chain (including any supply chain impacts from the ongoing military conflict involving Russia and Ukraine), including inflation and financial and credit market fluctuations;

•	changes in applicable laws or regulations;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to expand or maintain our existing customer base;

•	the effect of COVID-19 on the foregoing; and

•	other risk factors described under the section entitled “Risk Factors”.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Reoffer Prospectus.

Many of the risks and factors that will determine these results and shareholder value are beyond our ability to control or predict. All such forward-looking statements speak only as of the date of this Reoffer Prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this Cautionary Statement Regarding Forward-Looking Statements.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire Reoffer Prospectus carefully, including the information set forth in the sections in this Reoffer Prospectus or the other documents incorporated by reference entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the consolidated financial statements and related notes incorporated by reference in this Reoffer Prospectus before making an investment decision.

Overview

We build quantum computers and the superconducting quantum processors that power them. We believe quantum computing represents one of the most transformative emerging capabilities in the world today. By leveraging quantum mechanics, we believe our quantum computers process information in fundamentally new, more powerful ways than classical computers.

We have been deploying our quantum computers to end users over the cloud since 2017. We offer our full-stack quantum computing platform as a cloud service to a wide range of end-users, directly through our Rigetti QCS platform, and also through cloud service providers.

We have developed strong customer relationships and collaborative partnerships to accelerate the development of key technologies for high-value use cases that unlock strategic early markets. Our partners and customers include commercial enterprises such as Amazon Web Services, Astex Pharmaceuticals, Deloitte, Microsoft, Nasdaq and Standard Chartered Bank, along with U.S. government organizations such as DARPA, DOE, and NASA.

We are led by our founder and CEO, Dr. Chad Rigetti, a quantum computing entrepreneur and physicist. Since founding the company in 2013, Dr. Rigetti has led us in becoming a preeminent global leader in quantum computing. He has assembled a world class leadership team and board, and established a culture of innovation within the Company. In addition to his track record as an entrepreneur and executive leader, Dr. Rigetti is an inventor on 38 issued U.S. patents and the author of more than 20 peer-reviewed scientific publications that have received more than 4,000 total citations.

Powered by the production of our scalable multi-chip quantum processors in Fab-1 and our full-stack product development approach, our goal is to deliver quantum computing systems that demonstrate clear performance advantages over classical computing alternatives for multiple high-impact application areas.

Background

Supernova was a blank check company incorporated on December 22, 2020 in the Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

On the Closing Date, Rigetti consummated the Business Combination pursuant to the Merger Agreement. Supernova’s shareholders approved the Business Combination and Domestication at an extraordinary general meeting of shareholders held on February 28, 2022 (the “Extraordinary General Meeting”). In connection with the Extraordinary General Meeting and the Business Combination, holders of 22,915,538 of Supernova’s Class A ordinary shares (“Supernova Class A ordinary shares”), or 66.4% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $229,155,380.

On March 1, 2022, the business day prior to the Closing Date, Supernova effectuated the Domestication by filing a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filing a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Supernova was domesticated and continues as a Delaware corporation. The board of directors of Rigetti also adopted the Bylaws of the Company (the “Bylaws”) on March 1, 2022, which became effective on that date.

In connection with the Domestication, Supernova changed its name from Supernova Partners Acquisition Company II, Ltd. to Rigetti Computing, Inc. As a result of and upon the effective time of the Domestication, among other things, (1) each then issued and outstanding Supernova Class A ordinary share converted automatically, on a one-for-one basis, into a share of common stock; (2) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of Supernova converted automatically, on a one-for-one basis, into a share of common stock; (3) each then issued and outstanding whole warrant of Supernova to purchase one Supernova Class A ordinary shares converted automatically into a warrant to acquire one share of common stock at an exercise price of $11.50 per share pursuant to the Warrant Agreement, dated March 1, 2021 (the “warrant agreement”), between Supernova and American Stock Transfer & Trust Company, as warrant agent; and (4) each then issued and outstanding unit of Supernova (the “Supernova Units”) was separated and converted automatically into one share of common stock and one-fourth of one warrant to purchase common stock.

On the Closing Date, Rigetti consummated the First Merger and immediately following the First Merger, consummated the Second Merger. Immediately prior to the effective time of the First Merger, each share of Legacy Rigetti’s Series C preferred stock and Series C-1 preferred stock (collectively, the “Legacy Rigetti Preferred Stock”), converted into shares of common stock of Legacy Rigetti (“Legacy Rigetti Common Stock”) in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti (such conversion, the “Legacy Rigetti Preferred Conversion”).

As a result of the First Merger, among other things, (1) all outstanding shares of Legacy Rigetti Common Stock as of immediately prior to the Closing (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion), were exchanged at an exchange ratio calculated pursuant to the Merger Agreement and equal to 0.786989052873439 (the “Exchange Ratio”) for an aggregate of 78,959,579 shares of common stock, (2) each warrant to purchase Legacy Rigetti Common Stock was assumed and converted into a Rigetti assumed warrant, with each Rigetti assumed warrant subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrant and having an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement, (3) each option to purchase Legacy Rigetti Common Stock was assumed and converted into an option to purchase shares of common stock (the “Rigetti assumed options”), with each Rigetti assumed option subject to the same terms and conditions as were applicable to the original Legacy Rigetti option and with an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement and (4) each Legacy Rigetti restricted stock unit award was assumed and converted into a restricted stock unit award to receive shares of common stock (the “Rigetti assumed RSU”), with each Rigetti assumed RSU subject to the same terms and conditions as were applicable to the original Legacy Rigetti restricted stock unit award and the number of shares of common stock to which the Rigetti assumed RSU relates based on the Exchange Ratio and other terms contained in the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Supernova entered into Subscription Agreements (the “Initial Subscription Agreements”) with certain investors (together, the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed to subscribe for and purchase, and Supernova agreed to issue and sell to the Initial PIPE Investors, an aggregate of 10,251,000 shares of common stock at a price of $10.00 per share, for aggregate gross proceeds of $102,510,000 (the “Initial PIPE Financing”). On December 23, 2021, Supernova entered into Subscription Agreements (the “Subsequent Subscription Agreements,” and together with the Initial Subscription Agreements, the “Subscription Agreements”) with two “accredited investors” (as such term is defined in Rule 501 of Regulation D) (the “Subsequent PIPE Investors,” and together with the Initial PIPE Investors, the “PIPE Investors”) pursuant to which the Subsequent PIPE Investors agreed to subscribe for and purchase, and Supernova agreed to issue and sell to the Subsequent PIPE Investors, an aggregate of 4,390,244 shares of common stock at a price of $10.25 per share, for aggregate gross proceeds of $45,000,000 (the “Subsequent PIPE Financing,” and together with the Initial PIPE Financing, the “PIPE Financing”). Pursuant to the Subscription Agreements, Rigetti agreed to provide the PIPE Investors with certain registration rights with respect to the shares purchased as part of the PIPE Financing. The PIPE Financing was consummated immediately prior to the Merger.

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we may generate significant revenue from sales of our development contracts and other services, we expect to finance our cash needs through borrowings under our Loan Agreement (as defined below) and equity or debt financings or other capital sources, including development contract revenue with government agencies and strategic partnerships. Our ability to raise additional capital through the sale of equity or convertible debt securities could be significantly impacted by the resale of shares of common stock by selling securityholders pursuant to this Reoffer Prospectus which could result in a significant decline in the trading price of our common stock and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

Summary Risk Factors

The following is a summary of select risks and uncertainties that could materially adversely affect us and our business, financial condition and results of operations. Before you invest in our common stock, you should carefully consider all the information in this Reoffer Prospectus, including matters set forth under the heading “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:

•	We are in our early stages and have a limited operating history, which makes it difficult to forecast our future results of operations.

•	We have a history of operating losses and expect to incur significant expenses and continuing losses for the foreseeable future.

•	Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•

We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations and may need additional capital sooner than planned to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.

•	Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

•

We have not produced quantum computers with high qubit counts or at volume and face significant barriers in our attempts to produce quantum computers, including the need to invent and develop new technology. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.

•

Any future generations of hardware developed to demonstrate narrow quantum advantage and broad quantum advantage and the anticipated release of an 84 qubit system, 336 qubit system, a 1,000+ qubit system and 4,000+ qubit system, each of which is an important anticipated milestone for our technical roadmap and commercialization, may not occur on our anticipated timeline or at all.

•

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•

Our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.

•	We depend on a limited number of customers for a significant percentage of our revenue and the loss or temporary loss of a major customer for any reason could harm our financial condition.

•

A significant portion of our revenue depends on contracts with the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

•

We rely on access to high performance third party classical computing through public clouds, high performance computing centers and on-premises computing infrastructure to deliver performant quantum solutions to customers. We may not be able to maintain high quality relationships and connectivity with these resources which could make it harder for us to reach customers or deliver solutions in a cost-effective manner.

•

We depend on certain suppliers to source products. Failure to maintain our relationship with any of these suppliers, or a failure to replace any supplier, could have a material adverse effect on our business, financial position, results of operations and cash flows.

•

Our system depends on the use of certain development tools, supplies, equipment and production methods. If we are unable to procure the necessary tools, supplies and equipment to build our quantum systems, or are unable to do so on a timely and cost-effective basis, and in sufficient quantities, we may incur significant costs or delays which could negatively affect our operations and business.

•

Even if we are successful in developing quantum computing systems and executing on our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing systems obsolete or inferior to other products.

•	We may be unable to reduce the cost of developing our quantum computers, which may prevent us from pricing our quantum systems competitively.

•

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if we encounter negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

•	If our computers fail to achieve quantum advantage, our business, financial condition and future prospects may be harmed.

•

We could suffer disruptions, outages, defects and other performance and quality problems with our quantum computing systems, our production technology partners or with the public cloud, data centers and internet infrastructure on which we rely.

•

We have, in the past, identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.

•

System security and data protection breaches, as well as cyber-attacks, including state-sponsored attacks, could disrupt our operations, which may damage our reputation and adversely affect our business.

•

Our failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.

•

Delaware law, the Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•	Our business will require significant amounts of capital to sustain operations.

•	Our warrants are accounted for as liabilities.

•

Sales of our common stock, or the perception of such sales, by us or the selling securityholders pursuant to this Reoffer Prospectus or otherwise in the public market or otherwise could cause the market price for our common stock to decline and certain selling securityholders still may receive significant proceeds, and future issuances of securities may adversely affect us and our common stock and may be dilutive to existing stockholders.

•	Our failure to meet the continued listing requirements of Nasdaq.

•	Our warrants may be out of the money at the time they become exercisable and they may expire worthless.

•	With the approval by the holders of at least 50% of the then-outstanding public warrants, we may amend the terms of the warrants in a manner that may be adverse to holders.

Corporate Information

Our principal executive offices are located at 775 Heinz Avenue, Berkeley, CA 94710 and our telephone number is (510) 210-5550. Our corporate website address is www.rigetti.com. Information contained on or accessible through our website is not a part of this Reoffer Prospectus, and the inclusion of our website address in this Reoffer Prospectus is an inactive textual reference only.

“Rigetti” and our other registered and common law trade names, trademarks and service marks are property of Rigetti Computing, Inc. This Reoffer Prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Reoffer Prospectus may appear without the ® or ™ symbols.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

Supernova previously elected to avail itself of the extended transition period and we will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the IPO), (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our final prospectus filed pursuant to Rule 424(b)(3) (Registration No. 333-263798) dated June 1, 2022 and our Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of our Common Stock offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their own accounts. We will not receive any of the proceeds from these sales.

SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of June 15, 2022, as adjusted to reflect the Common Stock that may be sold from time to time pursuant to this Reoffer Prospectus, for all Selling Securityholders, consisting of the individuals shown holding shares of Common Stock listed in the column entitled “Number of Shares Being Offered.”

The shares of Common Stock offered by the Selling Securityholders hereunder consist of an aggregate of 75,000 shares of Common Stock acquired by certain of our executive officers under the 2022 Plan. The Selling Securityholders may sell any, all, or none of the shares of Common Stock, and we do not know when or in what amount the Selling Securityholders may sell their shares hereunder following the effective date of the registration statement on Form S-8 to which this Reoffer Prospectus relates.

The amount of the shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling the shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially owned as of the Determination Date, subject to community property laws where applicable.

The percentage of shares of Common Stock beneficially owned is computed on the basis of 115,261,165 shares of Common Stock outstanding as of June 15, 2022.

Unless otherwise indicated, the address for each Selling Securityholder listed in the table below is c/o Rigetti Computing, Inc., 775 Heinz Avenue, Berkeley, California 94710.

Name of Selling Securityholder	Beneficial Ownership Prior to This Offering		Number of Shares Being Offered	Beneficial Ownership After This Offering(4)
	Shares	% of Total Voting Power Before This Offering		Shares	% of Total Voting Power After This Offering
Chad Rigetti(1)	8,427,311	7.1%	45,000	8,382,311	7.1%
Brian Sereda(2)	283,734	*	5,000	278,734	*
Rick Danis(3)	378,702	*	25,000	353,702	*

*	Less than one percent
(1)

Dr. Rigetti has served as our Chief Executive Officer and President and a member of our board of directors since March 2, 2022, the Closing Date of the Business Combination. Dr. Rigetti previously served as Chief Executive Officer, founder and a director of Legacy Rigetti since the company’s inception. Shares of Common Stock beneficially owned prior to this offering consist of (i) 4,925,895 shares of Common Stock held of record, including the 45,000 shares of Common Stock granted on June 10, 2022, (ii) 1,049,016 shares issuable upon vesting and settlement of restricted stock units (“RSUs”) and (iii) 2,452,400 shares issuable upon exercise of options.

(2)

Mr. Sereda has served as our Chief Financial Officer since March 2, 2022, the Closing Date of the Business Combination. Mr. Sereda previously served as Chief Financial Officer of Legacy Rigetti from August 2021 until the consummation of the Business Combination. Shares of Common Stock beneficially owned prior to this offering consist of (i) 5,557 shares of Common Stock held of record, including the 5,000 shares of Common Stock granted on June 10, 2022 and (ii) 278,177 shares issuable upon vesting and settlement of RSUs.

(3)

Mr. Danis has served as our General Counsel and Corporate Secretary since March 2, 2022, the Closing Date of the Business Combination. Mr. Danis previously served as General Counsel and Corporate Secretary of Legacy Rigetti from July 2019 until the consummation of the Business Combination. Shares of Common Stock beneficially owned prior to this offering consist of (i) 87,835 shares of Common Stock held of record, including the 25,000 shares of Common Stock granted on June 10, 2022, (ii) 72,289 shares issuable upon vesting and settlement of RSUs and (iii) 218,578 shares of Common Stock issuable upon exercise of options.

(4)

Assumes that all of the Common Stock held by the Selling Securityholders and being offered under this Reoffer Prospectus is sold, and that the Selling Securityholders will not acquire additional shares of any class of Common Stock before the completion of this offering. The Selling Securityholders may sell any, all, or none of the Common Stock and we do not know when or in what amount the Selling Securityholders may sell their Common Stock hereunder.

Other Material Relationships with the Selling Securityholders

Indemnification of Officers and Directors

The Bylaws of the Company (the “Bylaws”) provide that the Company will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Company entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require the Company to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Stockholder Support Agreements

On October 6, 2021, Supernova Partners Acquisition Company II, Ltd., Legacy Rigetti and certain former stockholders of Legacy Rigetti, including Dr. Rigetti, entered into certain support agreements, pursuant to which among other things, such parties agreed to approve the Business Combination. Such stockholders further agreed to be bound by the lock-up restrictions included in the Bylaws.

Compensation Arrangements

We have employment agreements with Dr. Rigetti, Mr. Sereda and Mr. Danis that, among other things, provide for certain change in control benefits, as well as severance benefits. We have granted stock options and restricted stock units to Dr. Rigetti, Mr. Sereda and Mr. Danis.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Securityholders may sell shares of Common Stock through one or more agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Securityholders and/or purchasers of the shares of Common Stock or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of shares of Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Securityholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of Common Stock will be borne by the Selling Securityholders or other party selling such shares.

Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares of Common Stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of any securities offered by this Reoffer Prospectus will be passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of Rigetti Holdings, Inc. as of December 31, 2021 and January 31, 2021, and for each of the eleven months ended December 31, 2021 and year ended January 31, 2021, incorporated in this Reoffer Prospectus by reference have been so included in reliance on the report of BDO USA LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(a) our quarterly report on Form 10-Q (File No. 001-40140) for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022;

(b) our current reports on Form 8-K (File No. 001-40140) (other than information furnished rather than filed), filed with the SEC on January  10, 2022, February  9, 2022, February  18, 2022, February  28, 2022, March 7, 2022 (excluding all historical and pro forma audited and unaudited financial statements included in Items 2.01 and 9.01, the related notes to such financial statements and the accompanying report of independent registered public accounting firms issued with respect thereto), April 19, 2022, and May 25, 2022 (including the Registrant’s audited recast financial statements as of and for the eleven months ended December 31, 2021 and as of and for the year ended January 31, 2021) and the Registrant’s Amendment No. 1 to Current Report on Form 8-K (File No. 001-40140) filed with the Commission on January 13, 2022 (excluding the audited pro forma balance sheet included in Exhibit 99.1 thereto);

(c) The Registrant’s prospectus, dated June 1, 2022, filed with the SEC on June 1, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-263798); and

(d) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on March 1, 2022 (File No. 001-40140) under the Securities Act as well as any additional amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Rigetti Computing, Inc., Attn: General Counsel, 775 Heinz Avenue, Berkeley, CA 94710; (510) 210-5550.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-8, including exhibits, under the Securities Act with respect to the securities offered by this Reoffer Prospectus. This Reoffer Prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Financials” at https://investors.rigetti.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this Reoffer Prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the SEC are hereby incorporated by reference in this registration statement:

(a) our quarterly report on Form 10-Q (File No. 001-40140) for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022;

(b) our current reports on Form 8-K (File No. 001-40140) (other than information furnished rather than filed), filed with the SEC on January  10, 2022, February  9, 2022, February  18, 2022, February  28, 2022, March 7, 2022 (excluding all historical and pro forma audited and unaudited financial statements included in Items  2.01 and 9.01, the related notes to such financial statements and the accompanying report of independent registered public accounting firms issued with respect thereto), April  19, 2022, and May 25, 2022 (including the Registrant’s audited recast financial statements as of and for the eleven months ended December 31, 2021 and as of and for the year ended January 31, 2021) and the Registrant’s Amendment No. 1 to Current Report on Form 8-K (File No.  001-40140) filed with the Commission on January 13, 2022 (excluding the audited pro forma balance sheet included in Exhibit 99.1 thereto);

(c) The Registrant’s prospectus, dated June  1, 2022, filed with the SEC on June 1, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-263798); and

(d) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on March 1, 2022 (File No. 001-40140) under the Securities Act as well as any additional amendments or reports filed for the purpose of updating such description.

All other reports and documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items) on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”). Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, the Registrant’s certificate of incorporation limits the Registrant’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Registrant’s Bylaws provide that the Registrant will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Registrant has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require the Registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Registrant’s directors or officers or any other company or enterprise to which the person provides services at the Registrant’s request.

The Registrant maintain a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
3.1	Certificate of Incorporation of Rigetti Computing, Inc.	8-K	001-40140	3.1	March 7, 2022

3.2	Bylaws of Rigetti Computing, Inc.	8-K	001-40140	3.2	March 7, 2022

5.1*	Opinion of Cooley LLP

23.1*	Consent of BDO USA LLP

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of the initial filing of this registration statement)	S-8	333-265516	24.1	June 10, 2022

99.1	Rigetti Computing, Inc. 2022 Equity Incentive Plan	8-K	001-40140	10.16	March 7, 2022

99.2	Form of Stock Option Grant Package under Rigetti Computing, Inc. 2022 Equity Incentive Plan	8-K	001-40140	10.17	March 7, 2022

99.3	Form of RSU Grant Package under Rigetti Computing, Inc. 2022 Equity Incentive Plan	8-K	001-40140	10.18	March 7, 2022

99.4	Form of Stock Award Grant Package under Rigetti Computing, Inc. 2022 Equity Incentive Plan	8-K	001-40140	10.19	March 7, 2022

99.5	Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan	8-K	001-40140	10.20	March 7, 2022

99.6	Rigetti & Co, Inc. 2013 Equity Incentive Plan, as amended	10-Q	001-40140	10.21	May 16, 2022

99.7	Form of Stock Option Grant Notice and Form of Stock Option Agreement under Rigetti & Co, Inc. 2013 Equity Incentive Plan	S-4/A	333-260692	10.22	February 8, 2022

99.8	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under Rigetti & Co, Inc. 2013 Equity Incentive Plan	S-4/A	333-260692	10.23	February 8, 2022

*	Filed herewith.
**	Previously filed.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section13 or Section15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section13(a) or Section15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 15th day of June, 2022.

RIGETTI COMPUTING, INC.

By:	/s/ Chad Rigetti
Name: Chad Rigetti
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad Rigetti Chad Rigetti	Chief Executive Officer and Co-Chair of the Board (Principal Executive Officer)	June 15, 2022

/s/ Brian Sereda Brian Sereda	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 15, 2022

* Michael Clifton	Director	June 15, 2022

* David Cowan	Director	June 15, 2022

* Alissa Fitzgerald	Director	June 15, 2022

* Ray Johnson	Director	June 15, 2022

* Cathy McCarthy	Director	June 15, 2022

* Gen. Peter Pace	Director	June 15, 2022

*	Director	June 15, 2022
H. Gail Sandford

* Signed via Power of Attorney

By:	/s/ Rick Danis
Rick Danis
Attorney-in-Fact